Exhibit 99.1

Equicap, Inc. Completes Reverse Acquisition of Usunco Automotive Limited and Private Placement Financing

Hangzhou, China -- March 9, 2007 - Equicap, Inc. (“EQPI”) (OTCBB: EQPI.OB) announced today the closing of a share exchange transaction with the stockholders of Usunco Automotive Limited (“Usunco”), a British Virgin Islands corporation, and a related private placement financing transaction. The companies will operate on a consolidated basis, executing upon the current business plan of Usunco’s subsidiary companies located in the People’s Republic of China and the United States. Immediately following the consummation of the share exchange transaction, EQPI closed a private placement of its common stock with eleven institutional investors led by Pinnacle China Fund, LP whereby it received $12 million in gross offering proceeds, before the payment of commissions and fees.

As a result of the share exchange transaction, Usunco’s stockholders were issued 18,323,944 shares of EQPI’s common stock in exchange for 100% of the issued and outstanding shares of Usunco. The shares of common stock received by the stockholders of Usunco represent approximately 65% of EQPI’s total issued and outstanding common stock after the closing of the private placement. Private placement investors received 8,450,704 shares at $1.42 per share or 30% of EQPI’s outstanding common stock (on a post-issuance basis).

As a result of the share exchange transaction, Usunco has become a wholly-owned subsidiary of EQPI; EQPI’s sole officer resigned and was replaced with Usunco’s officers and EQPI’s sole director resigned and will be replaced with Usunco’s board of directors subject to compliance with waiting periods imposed by federal securities laws. EQPI’s shares are traded on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “EQPI.OB”.

In connection with the private placement, eight of the former shareholders of Usunco pledged a total of 10,140,846 shares of EQPI common stock to secure the following 2007 and 2008 make good targets:

The 2007 make good targets require EQPI to achieve after tax net income reported in its annual report on form 10-KSB for the fiscal year ending June 30, 2007 equal to or greater than $2.32 million and earnings before income tax provision and before minority interest reported in its annual report on form 10-KSB for the fiscal year 2007 equal to or greater than $3.2 million.

The 2008 make good targets require EQPI to achieve: (1) earnings per share reported in its annual report on form 10-KSB for the fiscal year ending June 30, 2008 equal to or greater than $0.343 on a fully diluted basis; (2) earnings per share before income tax provision and before minority interest for the fiscal year ending June 30, 2008 equal to or greater than $0.446 on a fully diluted basis; (3) after tax net income reported in its annual report on form 10-KSB for the fiscal year 2008 equal to or greater than $10.0 million; and (4) earnings before income tax provision and before minority interest reported in its annual report on form 10-KSB for the fiscal year 2008 equal to or greater than $13.02 million.

If the make good targets are not achieved, the investors will be entitled to receive the shares that were pledged by those eight of the former shareholders of Usunco. The investors will receive 3,042,254 shares in aggregate if the 2007 make good targets are not achieved and 7,098,592 shares in aggregate if the 2008 make good targets are not achieved.

Usunco was incorporated in the British Virgin Islands as a limited liability company on April 24, 2006. The company is a developer and distributor of mid size diesel engines and automotive parts from suppliers in the People’s Republic of China to customers in China, North America and other regions. Usunco owns 100% of the equity interest of IBC Automotive Products, Inc., the North American arm of Usunco, and 75% of the equity interest of Zhejiang ZhongChai Machinery Co., Ltd., which serves as the Chinese arm of Usunco business.

vFinance Investments, Inc. acted as the Company’s sole placement agent in connection with the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the common stock.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of EQPI and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on EQPI’s current expectations and beliefs concerning future developments and their potential effects on EQPI There can be no assurance that future developments affecting EQPI will be those anticipated by EQPI. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. EQPI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.